Exhibit 3.2
BYLAWS
OF
FIRST PRIORITY FINANCIAL CORP.
ARTICLE I
SHAREHOLDERS
     Section 1.1 — Annual Meeting
(a)	General. The annual meeting of shareholders shall be held on such day each year as may be fixed from time to time by the board of directors, or, if no day be so fixed, on the fourth Tuesday of April of each year; provided, however, that if such day falls upon a legal holiday, then on the next business day thereafter. If the annual meeting shall not have been called and held within six (6) months after the designated time, any shareholder may call the meeting at any time thereafter. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of First Priority Financial Corp. (the “Company”) shall be considered, and such other business as may properly come before the meeting may be transacted.

(b)	Conduct of Meetings. At every meeting of the shareholders, the Chairman of the Board or, in his absence, the officer designated by the Chairman of the Board, or, in the absence of such designation, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the board of directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman’s sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Company or in his absence, an assistant secretary, shall act as Secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as Secretary of the meeting.
     Section 1.2 — Special Meetings — Special meetings of the shareholders may be called at any time by the Chairman or a majority of the board of directors, or by shareholders entitled to cast at least one fifth of the votes entitled to be cast at such meeting. Upon written request to the Secretary, it shall be the duty of the Secretary to fix the time of the meeting, which shall be held not more than sixty (60) days after the receipt of the request.

     Section 1.3 — Place of Meeting — All meetings of the shareholders shall be held at such place, within the Commonwealth of Pennsylvania, as may be designated by the board of directors in the notice of meeting. In the absence of such designation, shareholders’ meetings shall be held at the registered office of the Company.
     Section 1.4 — Notice of Meetings of Shareholders — Except as provided otherwise in these bylaws or required by law, written notice of every meeting of the shareholders shall be given by, or at the direction of, the Secretary or other authorized person, to each shareholder of record entitled to vote at the meeting at least five (5) days prior to the day named for the meeting.
     Section 1.5 — Contents — The notice of the meeting shall specify the place, day and hour of the meeting and the general nature of the business to be transacted. If the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, there shall be included in, enclosed with, or accompanied by, the notice a copy of the proposed amendment or a summary of the changes to be made by the amendment.
     Section 1.6 — Quorum — An annual or special meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast shall constitute a quorum at any annual or special meeting of shareholders. The shareholders present at a duly organized annual or special meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 1.7 — Adjournments — If a meeting of the shareholders duly called cannot be organized because a quorum has not attended, the chairman of the meeting or a majority of shareholders present in person or by proxy and entitled to vote may adjourn the meeting to such time and place as they may determine.
     At any meeting at which directors are to be elected and which has previously been adjourned twice for lack of a quorum, the shareholders present and entitled to vote, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of the shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of quorum, although less than a quorum as fixed herein, shall nonetheless constitute a quorum for the purpose of acting upon any matter stated in the notice of the meeting, provided the notice of meeting states that shareholders who attend such adjourned meeting shall nonetheless constitute a quorum for the purpose of acting upon the matter.
     When a meeting of the shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting to be stated in the original notice of the meeting and such notice had not been previously provided.
     Section 1.8 — Action by Shareholders — Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of the majority of the votes cast by the shareholders entitled to vote as a class on the matter, except when a different vote is required by law, or the articles of incorporation, or these bylaws.
     Section 1.9 — Voting Rights of Shareholders — Unless otherwise provided in the articles of incorporation, every shareholder of the Company shall be entitled to one vote for every share outstanding in the name of the shareholder on the books of the Company.
     Section 1.10 — Voting and Other Action by Proxy
(a)	General. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder.

Where two or more proxies of a shareholder are present, the Company shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted, or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)	Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Company. A telegram, telex, cablegram, datagram or similar transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact:
(i)	may be treated as properly executed; and

(ii)	shall be so treated if it sets forth a confidential and unique identification number or other mark furnished by the Company to the shareholder for the purposes of a particular meeting or transaction.
(c)	Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Company. An unrevoked proxy shall not be valid after three years from the date of its execution unless coupled with an interest. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Company.
     Section 1.11 — Voting by Fiduciaries and Pledgees — Shares of the Company standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.
     Section 1.12 — Voting of Joint Holders of Shares
(a)	General. Where shares of the Company are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:
(i)	if only one or more of such persons is present in person or by proxy, all of the shares standing in the name of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(ii)	if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.
(b)	Exception. If there has been filed with the Secretary of the Company a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.
     Section 1.13 — Voting by Corporations — Any corporation that is a shareholder of this Company may vote by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Company, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.
     Section 1.14 — Determination of Record Date — The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 60 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this section. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.
     Section 1.15 — Voting List — The officer or agent having charge of the transfer books for shares of the Company shall at least five days before each meeting of shareholders make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be available for inspection by any shareholder for any proper purpose (i) at the principal place of business of the Company during normal business hours, and (ii) at the time and place of the meeting during the whole time of the meeting.
     Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.
     Section 1.16 — Judges of Election — In advance of any meeting of shareholders of the Company, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge of election.
     In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.
     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.
     On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 1.17 — No Consent of Shareholders in Lieu of Meeting — No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Company may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.
ARTICLE II
BOARD OF DIRECTORS
     Section 2.1 — General — Unless otherwise provided by statute, all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors of the Company.
     Section 2.2 — Number, Qualifications, Selection and Term of Office — The board of directors of the Company shall consist of at least five (5) and not more than twenty five (25) directors, the exact number to be set from time to time by resolution of the board of directors. Each director shall be a natural person of full age and a citizen of the United States. No individual may be a director who is at the same time (i) a judge of a court of record in the Commonwealth of Pennsylvania, except a person lawfully serving as director at the time he becomes judge, or a director of a resulting institution who was lawfully serving as director of a party to a merger, consolidation, or conversion, or (ii) the holder of an office in the Department of Banking, the Treasury Department, the Auditor General’s Department or the Department of Revenue of Pennsylvania. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.
     Section 2.3 — Nominations for Directors — Nominations for the election of directors may be made by the board of directors. Notice of nominations which are proposed by the board of directors shall be given by the Chairman of the Board or any other appropriate officer. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     Section 2.4 — Election — Except as otherwise provided in these bylaws, directors of the Company shall be elected by the shareholders. In elections for directors, voting need not be by ballot unless required by vote of the shareholders before the voting for election of directors begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.
     Section 2.5 — Vacancies
(a)	Vacancies. Vacancies in the board of directors shall exist in the case of the happening of any of the following events: (i) the death or resignation of any director; (ii) if at any annual or special meeting the shareholders at which directors are to be elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; (iii) an increase in the number of directors by resolution of the board of directors; (iv) the removal of a director by the affirmative vote of shareholders of the Company, the board of directors or a court of competent jurisdiction, in each case for cause in accordance with these bylaws or otherwise in accordance with law.

(b)	Filling Vacancies. Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.
     Section 2.6 — Removal and Resignation
(a)	Removal by Shareholders. The shareholders shall not have the ability to remove any director without cause. The entire board of directors or an individual director may be removed only for cause by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors. Cause shall be defined as any item set forth in subsection (b) or (c) below. In case of the removal of one or more directors, new directors may be elected at the same meeting.

(b)	Removal by Action of the Directors. The board of directors may declare vacant the office of a director if that director: (i) has been judicially declared incompetent; (ii) has been convicted of a felony; (iii) if within sixty (60) days after notice of his or her election, the director does not accept such office either in writing or by attending a meeting of the board of directors and fulfilling such other requirements of qualification as these bylaws or the articles of incorporation may provide; or (iv) is ineligible for any reason to serve as a director of the Company.

(c)	Removal by Court. The court of common pleas of the county where the principal place of business of the Company is located may, in a suit in which the Company is a party filed by a majority of the board of directors or trustees or by the holder or holders of at least ten percent of the outstanding shares of the Company, remove from office a director or trustee for fraudulent or dishonest acts or gross abuse of authority or discretion in the affairs of the Company and may bar any director or trustee so removed from reelection for any period prescribed by the court.

(d)	Resignation. Any director may resign at any time from his or her position as a director upon written notice to the Company. The resignation shall be effective upon its receipt by the Company or at such later time as may be specified in the notice of resignation.
     Section 2.7 — Regular Meetings — The board of directors of the Company shall hold an annual meeting for the election of officers and the consideration of other proper business either as soon as practical after, and at the same place as, the annual meeting of shareholders of the Company, or at such other day, hour and place as may be fixed by the board. The board of directors may designate by resolution the day, hour and place, within or outside the Commonwealth of Pennsylvania, of other regular meetings.
     Section 2.8 — Special Meetings — Special meetings of the board of directors may be called by the Chairman of the Board, the President or the Executive Vice President of the Company or a majority of the directors then in office. The person or persons calling the special meeting may fix the day, hour and place, within or outside the Commonwealth of Pennsylvania, of the meeting.
     Section 2.9 — Notice of Meetings
(a)	General. No notice of any annual or regular meeting of the board of directors of the Company need be given. Written notice of each special meeting of the board of directors, specifying the place, day and hour of the meeting, shall be given to each director at least 24 hours before the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the board need be specified in the notice of the meeting.

(b)	Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are as valid as though taken at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
     Section 2.10 — Quorum and Action by Directors — A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors, except where a different vote is required by law, the articles of incorporation or these bylaws. Every director shall be entitled to one vote.
     Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the directors in office is filed with the Secretary of the Company.
     Section 2.11 — Presumption of Assent — A director of the Company who is present at a meeting of the board of directors, or of a committee of the board, at which action on any corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless that director files his or her written dissent to the action with the Secretary of the meeting before its adjournment or submits the dissent in writing to the Secretary of the

Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action. Nothing in this section shall bar a director from asserting that the minutes of a meeting incorrectly omitted that director’s dissent if, promptly upon receipt of a copy of those minutes, the director notified the Secretary, in writing, of the asserted omission or inaccuracy.
     Section 2.12 — Presiding Officer — All meetings of the board of directors of the Company shall be called to order and presided over by the Chairman of the board of directors, or in the Chairman’s absence, by the President or the Executive Vice President of the Company or, in the absence of the Chairman, the President and the Executive Vice President, by a chairman of the meeting elected at such meeting by the board of directors. The Secretary of the Company shall act as Secretary of the board of directors unless otherwise specified by the board of directors. In case the Secretary shall be absent from any meeting, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 2.13 — Committees — The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, including (without limitation) an Audit, Compensation, Executive, and such others as the directors may determine from time to time. Each committee is to consist of at least three (3) directors of the Company. The Chairman shall be an ex officio member of each committee of the board of directors, except the Audit Committee. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for purposes of any written action of the committee.
     A committee, to the extent provided in the resolution of the board of directors creating it, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority regarding: (i) the submission to shareholders of any action requiring the approval of shareholders under applicable law, (ii) the creation or filling of vacancies in the board of directors, (iii) the adoption, amendment or repeal of these bylaws, (iv) the amendment, adoption or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board of directors, or (v) any action on matters committed by the bylaws or resolution of the board of directors to another committee of the board. Each committee of the board shall serve at the pleasure of the board.
     Section 2.14 — Audit Committee — There shall be a standing committee of the board of directors to be known as the Audit Committee. The members of the Audit Committee shall consist exclusively of directors who are not officers or employees of the Company or of any entity controlling, controlled by or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or of any such entity. The Audit Committee shall: (i) make recommendations to the board of directors as to the independent accountants to be appointed by the board, (ii) review with the independent accountants the scope of their examination, (iii) receive the reports of the independent accountants and meet with the representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports, (iv) review the internal accounting and auditing procedures of the Company, and (v) perform such other duties as may be assigned to it from time to time by the board of directors. The Audit Committee shall at least once in each year cause to be made by a certified public accountant selected for the purpose, a complete audit of the books and affairs of the Company. Upon completion of the audit the certified public accountant shall make a report thereof and its recommendations in accordance with any applicable minimum acceptable requirements for directors’ audits to the board of directors.
     Section 2.15 — Personal Liability of Directors — To the fullest extent permitted by Pennsylvania law, a director of the Company shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable law, and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit (i) the responsibility or liability of that director under any criminal statute, or (ii) the liability of a director for the payment of taxes according to local, state or federal law. Any repeal, modification or adoption of any provision inconsistent with this section shall be prospective only, and neither the repeal or modification of this bylaw nor the adoption of any provision inconsistent with this bylaw shall adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification or the adoption of such inconsistent provision.
ARTICLE III
OFFICERS
     Section 3.1 — Officers and Qualifications — The Company shall have a Chairman of the Board, a Chief Executive Officer, a President, an Executive Vice President, a Secretary, and a Treasurer, each of whom shall be elected or appointed by the board of directors. The board may also elect one or more managing directors, vice presidents, and such other officers and assistant officers as the board deems necessary or advisable. All officers shall be natural persons of full age. Any two or more offices may be held by the same person, except both the offices of President and Treasurer. It shall not be necessary for officers to be directors of the Company, except that the Chief Executive Officer and the President shall be a member of the board of directors. No individual shall be eligible to be treasurer who either: (i) holds an office of the kind described in clauses (i) and (ii) of Section 2.03; (ii) is the treasurer of a political subdivision of the Commonwealth of Pennsylvania which has funds on deposit in First Priority Bank; or (iii) is engaged either directly or indirectly in the business of a stock broker, real estate broker or insurance agent. Officers of the Company shall have such authority and perform such duties in the management of the Company as is provided by or under these bylaws or in the absence of controlling provisions in these bylaws as is determined by or under resolutions or orders of the board of directors.
     Section 3.2 — Election — Term and Vacancies — The officers and assistant officers of the Company shall be elected by the board of directors at the annual meeting of the board or from time to time as the board shall determine, and each officer shall hold office for one (1) year and until his or her successor has been duly elected and qualified or until that officer’s earlier death, resignation or removal. A vacancy in any office occurring in any manner may be filled by the board of directors and, if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.
     Section 3.3 — Subordinate Officers, Committees and Agents — The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Company may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.
     Section 3.4 — Removal; Resignation and Bonding
(a)	Removal. Any officer or agent of the Company may be removed by the board of directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

(b)	Resignation. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon its receipt by the Company or at such later time as may be specified in the notice of resignation.

(c)	Bonding. Each officer and employee and any director who is authorized to handle money or negotiable assets on behalf of the Company shall be bonded and the Company may pay the cost of such bond. The Company may secure the fidelity of any other officer or employee by bond or otherwise.
     Section 3.5 — Chairman of the Board — The Chairman of the board of directors of the Company and Chief Executive Officer shall preside at all meetings of the shareholders and of the directors at which he or she is present, shall have such authority as is consistent with the position of a chief executive officer, including (without limitation) the powers set forth herein below for the President, and shall have such additional authority and perform such other duties as the board of directors may from time to time designate. The board of directors may designate either the Chairman or the President as the Chief Executive Officer of the Company.
     Section 3.6 — President — The President, or the Executive Vice President or the Chief Operating Officer, if one is elected, shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the board of directors at which he or she is present. Subject to the control of the board of directors of the Company and, within the scope of their authority, any committees thereof, and the Chairman, the President, the Executive Vice President or the Chief Operating Officer, if one is elected, or whoever is designated in the Chairman’s absence by the Board of Directors shall (a) have general and active management of all the business, property and affairs of the Company, (b) see that all orders and resolutions of the board of directors and its committees are carried into effect, (c) appoint and remove subordinate officers and agents, other than those appointed or elected by the board of directors, as the business of the Company may require, (d) have custody of the corporate seal, or entrust the same to the Secretary, (e) act as the duly authorized representative of the board in all matters, except where the board has formally designated some other person or group to act, (f) sign, execute and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the Company, and (g) in general perform all the usual duties incident to the office of President and such other duties as may be assigned to such person by the board of directors.
     Section 3.7 — Managing Directors/Vice Presidents — Each managing director/vice president, if any, shall perform such duties as may be assigned to him or her by the board of directors, the Chairman, the President, the Executive Vice President or the Chief Operating Officer.
     Section 3.8 — Secretary — The Secretary shall (a) keep or cause to be kept the minutes of all meetings of the shareholders, the board of directors, and any committees of the board of directors in one or more books kept for that purpose, (b) have custody of the corporate records, stock books and stock ledgers of the Company, (c) keep or cause to be kept a register of the address of each shareholder, which address has been furnished to the Secretary by the shareholder, (d) see that all notices are duly given in accordance with law, the articles of incorporation, and these bylaws, and (e) in general perform all the usual duties as may be assigned to him or her by the board of directors or the President.
     Section 3.9 — Assistant Secretary — The Assistant Secretary, if any, or Assistant Secretaries if more than one, shall perform the duties of the Secretary in his or her absence and shall perform other duties as the board of directors, the President or the Secretary may from time to time designate.
     Section 3.10 — Treasurer — The Treasurer or Chief Financial Officer shall have general supervision of the fiscal affairs of the Company. The Treasurer shall, with the assistance of the President and managerial staff of the Company: (a) see that a full and accurate accounting of all financial transactions is made; (b) invest and reinvest the capital funds of the Company in such manner as may be directed by the board of directors, unless that function shall have been delegated to a nominee or agent; (c) deposit or cause to be deposited in the name and to the credit of the Company, in such depositories as the board of directors shall designate, all monies and other valuable effects of the Company not otherwise employed; (d) prepare any financial reports that may be requested from time to time by the board of directors; (e) cooperate in the conduct of any annual audit of the Company’s financial records by certified public accountants duly appointed by the board of directors; and (f) in general perform all the usual duties incident to the office of treasurer and such other duties as may be assigned to him or her by the board of directors or the President.
     Section 3.11 — Officer Salaries — Unless otherwise provided by the board of directors of the Company, the salaries of each of the officers elected by the board of directors shall be fixed from time to time by the Chairman and approved by the Compensation Committee and the board of directors. The salaries of all other officers of the Company shall be fixed from time to time by the Chief Executive Officer or such other person as may be designated from time to time by the Chief Executive Officer or the board of directors.

     No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Company.
ARTICLE IV
SHARE CERTIFICATES AND TRANSFERS
     Section 4.1 — Share Certificates — Share certificates shall be in such form as shall be approved by the board of directors and shall state: (i) that the Company is incorporated under the laws of the Commonwealth of Pennsylvania, (ii) the name of the registered holder of the shares represented thereby, (iii) the number and class of shares and the designation of the series, if any, that the share certificate represents; and (iv) the par value of each share represented, or a statement on each share represented that the shares are without par value. If the Company is authorized to issue shares of more than one class, the certificate shall contain on the face or back either a full or a summary statement, or a statement that the Company will furnish to any shareholder upon request and without charge a full statement, of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Company is authorized to issue any class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.
     The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.
     Section 4.2 — Issuance — The share certificates of the Company shall be numbered and registered in the share register or transfer books of the Company as they are issued. They shall be signed on behalf of the Company by the Chairman, President, Executive Vice President or a vice president and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; but where a certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon the certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise, before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue. The provisions of this section shall be subject to any inconsistent or contrary agreement at the time between the Company and any transfer agent or registrar.
     Section 4.3 — Transfer of Shares — Transfer of shares shall be made on the books of the Company upon surrender of the certificates therefor, endorsed by the person named in the certificate or by his attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.
     Section 4.4 — Lost, Destroyed, Mutilated or Stolen Certificates — If the registered owner of a share certificate claims that the security has been lost, destroyed, mutilated or wrongfully taken, another may be issued in lieu thereof in a manner and upon such terms as the board of directors may authorize and shall be issued in place of the original security, in accordance with law, if the owner: (a) so requests before the Company has notice that the security has been acquired by a bona fide purchaser; (b) files with the Company with a sufficient indemnity bond, if requested by the Company; and (c) satisfies any other reasonable requirements imposed by the Company.
ARTICLE V
NOTICE, WAIVERS, AND MEETINGS
     Section 5.1 — Manner of Giving Notice — Whenever written notice is required to be given to any person under the applicable law, or by the articles of incorporation or these bylaws, it may be given to the person either personally or by sending a copy of it by first class or express mail, postage prepaid; or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid; or by facsimile transmission, to the shareholder’s address (or to shareholder’s telex, TWX, or facsimile number) appearing on the books of the Company; or, in the case of directors, supplied by the director to the Company for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person, or in the case of telex or TWX, when dispatched or in the case of fax, when received except that, in the case of directors, notice sent by regular mail shall be deemed to have been given 48 hours after being deposited in the United States mail or, in the case of telex, TWX, or facsimile, when dispatched.
     A notice of meeting shall specify the place, day and hour of the meeting and any other information required by applicable law, the articles of incorporation or these bylaws.
     Section 5.2 — Waiver of Notice — Whenever any written notice is required to be given by statute or the articles of incorporation or these bylaws, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in it, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of the meeting, except where the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.
     Section 5.3 — Modification of Proposal — Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of applicable law, or the articles of incorporation or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.
     Section 5.4 — Use of Conference Telephone and Similar Equipment — One or more persons may participate in a meeting of the directors, or of any committee of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.

ARTICLE VI
INDEMNIFICATION AND INSURANCE
     Section 6.1 — Indemnification
(a)	Indemnification of Directors and Officers. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(b)	Indemnification of Others. The Company may, at its discretion, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Company), by reason of the fact that such person is or was an employee or agent of the Company who is not entitled to rights under Section 6.01(a) hereof, or such person is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(c)	Advancing Expenses. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company as authorized in this Article Six.

(d)	Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article Six shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons’ official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.
(e)	Insurance; Other Security. The Company may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article Six or otherwise, to or for the benefit of any person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Article Six.
     Section 6.2 — Contract Rights; Amendment or Repeal — All rights under this Article Six shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.
     Section 6.3 — Reliance on Provisions — Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights provided by this Article Six.
ARTICLE VII
MISCELLANEOUS
     Section 7.1 — Registered Office — The registered office of the Company, required by law to be maintained in the Commonwealth of Pennsylvania, may be, but need not be, the principal place of business of the Company. The address of the registered office may be changed from time to time by the board of directors of the Company.
     Section 7.2 — Other Offices — The Company may have additional offices and business in such places, within or outside the Commonwealth of Pennsylvania, as the board of directors of the Company may designate or as the business of the Company may require.
     Section 7.3 — Corporate Seal — The Company may have a corporate seal, which shall have inscribed on it the name of the Company, the year of organization, and the words “Corporate Seal Pennsylvania” or such inscription as the board of directors of the Company may determine. The seal may be used by causing it or a facsimile of it to be impressed or affixed, or in any manner reproduced.
     Section 7.4 — Fiscal Year — The fiscal year of the Company shall be the calendar year.

     Section 7.5 — Checks — All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or, any person authorized by resolution of the board of directors may from time to time designate.
     Section 7.6 — Contracts — Except as otherwise provided under applicable law, in the case of transactions that require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Company, and such authority may be general or confined to specific instances.
     Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Company and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the Chairman, President, Executive Vice President or a vice president and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company, shall be held to have been properly executed for and on behalf of the Company, without prejudice to the rights of the Company against any person who shall have executed the instrument in excess of his or her actual authority.
     Section 7.7 — Amendment of Bylaws — These bylaws may be amended, altered, changed or repealed as provided in the articles of incorporation, provided, however, that Section 2.2 hereof may only be amended by the vote of shareholders entitled to cast at least 80% of the votes which all shareholders are entitled to cast. Any change in the bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.
     Section 7.8 — Severability -If any provision of these bylaws or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of these bylaws and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be deemed to be applicable to the greatest extent permitted by law.
     Section 7.9 — Emergencies — In the event of any emergency declared by governmental authorities, the result of a regional or national disaster and of such severity as to prevent the normal conduct and management of the affairs of this Company by its Directors and Officers as contemplated by these bylaws, any three available Directors shall constitute the Executive Committee to exercise the full authority of that Committee until such time as a duly elected Board of Directors can again assume full responsibility and control of the Company.